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                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT

        Made on the 10th day of December, 1998 by and between Michael Strauss, Inc. dba American Home Mortgage, 12 E. 49th Street, New York, NY, 10017 (the "Employer") and Ron Taylor, 161 Turtle Bay Lane, Ponte Vedra, Florida (the "Employee").

        WHEREAS, the Employer is engaged in business as a mortgage banker; and

        WHEREAS, the Employee seeks employment with the Employee as a Senior Vice President - Internet & Electronic Commerce;

        Now, therefore, in consideration of the mutual promises set forth herein,

        IT IS AGREED, by and between the Employer and the Employee as follows:

        1. Employment. The Employee hereby employs the Employee, and the
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Employee hereby accepts employment upon the terms and conditions of this
Agreement.

        2. Duties. The Employee shall perform services for the Employer as a
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Senior Vice President, and shall have such duties as are customary for a Senior
Vice President in the mortgage banking business, though the precise manner in which those duties are to be performed and their extent and the precise title of the Employee will rest within the sole discretion of the Employer. The Employee shall create and enhance American Home Mortgage's internet franchise, build business relationships and links between internet portals, realtors and other web sites and American Home Mortgage, and analyze and adjust American Home Mortgage's internet expenditures to gain the most benefit for funds expended. The Employee shall also work with the Senior Vice President - Internet Origination's to improve and eventually support an in-house American Home Mortgage internet web site, and take all other actions necessary to cause American Home Mortgage to be a leader in internet organization's current with state of the art practices and technology. The Employee shall devote his entire time, attention and energy in furtherance of the business of the Employer, and shall not engage in any other business activity during the term of this agreement.

        3. Term The term of this Agreement shall commence on January 11,1999 and shall continue until terminated by either party upon two weeks written notice to the other party. Notwithstanding the above, this Agreement shall terminate immediately if the Employee commits an illegal or unethical act.

Employer Initials                      Employee Initials [INITIAL APPEARS HERE]
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     4. Compensation.
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                 A.Base Salary  The Employer shall pay the Employee for all
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services rendered a base salary of $145,000 per year payable in weekly installments.

                 B.Bonus  The Employer shall pay the Employee a bonus if
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performance standards are met as follows:
                 8% of base salary if American Home Mortgage's internet origination's and profitability are 90% to 100% of plan or
                 15% of base salary if American Home Mortgage's origination's and profitability are 100% to 120% of plan or
                 25% of base salary if American Home Mortgage's origination's and profitability are 120% or more than 120% of plan.

                 C.Additional Bonus  The Employer will also pay the Employee a
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bonus of 10% to 25% or more of base salary based on overall performance and success in achieving the general responsibilities set forth herein. The percentage hereunder will be determined by American Home Mortgage's President.

     6.    Benefits  The Employer will pay the cost of relocating the Employee
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to the Woodstock, NY area. Relocation benefits will include paying the real estate commission to sell the Employee's current home (American Home Mortgage will consider paying the Employee an allowance in lieu of paying a real estate commission if the Employee decides not to sell the Employee's home), paying the Employee's moving expenses, paying for temporary housing for up to sixty days, and providing the Employee with a mortgage to purchase a new home at a rate equal to it's internal cost of funds and without lender closing charges. The Employer will provide the Employee medical benefits. The medical benefits will
                                   ----------------
be the Employer's standard company benefits as may be amended from time to time.
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The Employee will have the opportunity to participate in our 401K plan, and an
                                                             ---------
expense account.

     7.    Waiver  No waiver by the Employer of a breach of any provision of
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this Agreement by the Employee shall operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless it is in writing signed by the Employer

     8.    Assignment  The Employee acknowledges that his services are unique
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and personal, and that he may not assign his rights or delegate his duties hereunder. This Agreement shall inure to the benefit of any successor or assign of the Employer.

     9.    Applicable Law.  This Agreement shall be construed in accordance with
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the laws of the State of New York for agreements entered into and to be wholly performed therein.

Employer Initials ______                         [EMPLOYEE INITIALS APPEAR HERE]
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      10.  Entire Agreement.   This Agreement supercedes all prior agreements,
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and contains the entire understanding of the parties hereto.  It may only be modified in writing signed by the Employer.




                  Michael Strauss, Inc. dba
                  American Home Mortgage dba
                  American Brokers Conduit



                  By:
                     -----------------------------------------------------------
                     Mitchell Eininger, Vice President


                     /s/ Ron Taylor
                     -----------------------------------------------------------
                     Ron Taylor






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